Exhibit 99.1

THE ELMET GROUP CO.

FORM OF
AUDIT COMMITTEE CHARTER

Adopted: April 17, 2026

I. Purpose.

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of The Elmet Group Co., a Delaware corporation (the “Corporation”), is to assist the Board with oversight of the Corporation’s accounting and financial reporting processes and the audit of the Corporation’s financial statements.

The primary role of the Committee is to oversee the Corporation’s financial reporting and disclosure process. To fulfill this obligation, the Committee relies on: (i) the Corporation’s executive officers and their employee designees (referred to herein as “management”) for the preparation and accuracy of the Corporation’s financial statements; (ii) both management and the Corporation’s personnel responsible for establishing effective internal controls and procedures to ensure the Corporation’s compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and (iii) the Corporation’s independent auditors for an unbiased, diligent audit or review, as applicable, of the Corporation’s financial statements and the effectiveness of the Corporation’s internal controls. The members of the Committee are not employees of the Corporation and are not responsible for conducting the audit or performing other accounting procedures.

II. Membership.

The Committee shall consist of three or more directors. Each member of the Committee shall be “independent” in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the Nasdaq Stock Market. No member of the Committee can have participated in the preparation of the Corporation’s financial statements at any time during the past three years.

Each member of the Committee must be financially literate and able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication.

The members of the Committee shall be appointed by the Board and shall serve for such term or terms as the Board may determine or until earlier resignation, removal or death. The Board may remove any member from the Committee at any time with or without cause.

III. Duties and Responsibilities.

The Committee shall have the following authority and responsibilities:

A. Subject to the approval of the stockholders of the Corporation as may be required by applicable laws and the Corporation’s certificate of incorporation (as may be amended or restated from time to time) (the “Charter”), to: (i) select and retain an independent registered public accounting firm to act as the Corporation’s independent auditors for the purpose of auditing the Corporation’s annual financial statements, books, records, accounts and internal controls over financial reporting; (ii) set the compensation of the Corporation’s independent auditors; (iii)

oversee the work done by the Corporation’s independent auditors; and (iv) terminate the Corporation’s independent auditors, if necessary in the Committee’s determination.

B. Subject to the approval of the stockholders of the Corporation as may be required by applicable laws and the Charter, to select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation.

C. Subject to the approval of the stockholders of the Corporation as may be required by applicable laws and the Charter, to (i) approve all audit engagement fees and terms (with the power to sign any engagement letter providing for the same on behalf of the Corporation) and (ii) pre-approve all audit and permitted non-audit and tax services that may be provided by the Corporation’s independent auditors or other registered public accounting firms, and establish policies and procedures for the Committee’s pre-approval of permitted services by the Corporation’s independent auditors or other registered public accounting firms on an on-going basis.

D. At least annually, to obtain and review a report by the Corporation’s independent auditors that describes: (i) the accounting firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board (“PCAOB”) review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues; and (iii) all relationships between the firm and the Corporation; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors.

E. At least annually, to evaluate the qualifications, performance and independence of the Corporation’s independent auditors, including an evaluation of the lead audit partner; and to assure the regular rotation of the lead audit partner at the Corporation’s independent auditors and consider regular rotation of the accounting firm serving as the Corporation’s independent auditors.

F. To review and discuss with the Corporation’s independent auditors: (i) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process; (ii) the overall audit strategy; (iii) the scope and timing of the annual audit; (iv) any significant risks identified during the auditors’ risk assessment procedures; and (v) when completed, the results, including significant findings, of the annual audit.

G. To review and discuss with the Corporation’s independent auditors: (i) all critical accounting policies and practices to be used in the audit; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (iii) other material written communications between the auditors and management.

H. To review and discuss with the Corporation’s independent auditors and management: (i) any audit problems or difficulties, including difficulties encountered by the Corporation’s independent auditors during their audit work (such as restrictions on the scope of their activities or their access to information); (ii) any significant disagreements with management; and (iii) management’s response to these problems, difficulties or disagreements; and to resolve any disagreements between the Corporation’s auditors and management.

I. To review with management and the Corporation’s independent auditors: (i) any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Corporation’s selection or application of accounting principles; (ii) any significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including the effects of alternative GAAP methods; and (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation’s financial statements.

J. To inform the Corporation’s independent auditors as requested as to the Committee’s understanding of the Corporation’s relationships and transactions with related parties that are significant to the Corporation; and to review and discuss with the Corporation’s independent auditors the auditors’ evaluation of the Corporation’s identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Corporation’s relationships and transactions with related parties.

K. To review with management and the Corporation’s independent auditors: (i) the adequacy and effectiveness of the Corporation’s internal controls, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Corporation’s internal controls; (ii) any special audit steps adopted in light of any material control deficiencies; (iii) any fraud involving management or other employees with a significant role in such internal controls; (iv) the independent auditors’ attestation (as required) of the report on internal controls and the required management certifications to be included in or attached as exhibits to the Corporation’s Annual Report on Form 10-K or quarterly report on Form 10-Q, as applicable.

L. To review and discuss with the Corporation’s independent auditors any other matters required to be discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission (“SEC”).

M. To review and discuss with the Corporation’s independent auditors and management the Corporation’s annual audited financial statements (including the related notes), the form of audit opinion to be issued by the auditors on the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Corporation’s Annual Report on Form 10-K before such Form 10-K is filed, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K and whether the Form 10-K should be filed with the SEC.

N. To produce the audit committee report required to be included in the Corporation’s annual or other proxy statements.

O. To review and discuss with the Corporation’s independent auditors and management the Corporation’s quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Corporation’s Quarterly Report on Form 10-Q before such Form 10-Q is filed; and to review and discuss the Form 10-Q for filing with the SEC.

P. To recommend to the Board policies for the Corporation’s hiring of employees or former employees of the Corporation’s independent auditors.

Q. To establish and oversee Corporation procedures for the receipt, retention and treatment of complaints received about the Corporation regarding accounting, internal accounting controls or auditing matters, or instances of fraud or unlawful conduct, and for the confidential, anonymous submission by Corporation employees of concerns regarding such matters.

R. To review and discuss with management the material risks faced by the Corporation and the policies, guidelines and processes by which management assesses and manages the Corporation’s risks, including the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

S. To oversee the Corporation’s compliance with applicable laws and regulations and to review and oversee the Corporation’s policies, procedures and programs designed to promote and monitor such legal and regulatory compliance.

T. To review with the Corporation’s legal counsel, legal and regulatory matters, including legal cases against or regulatory investigations of the Corporation that could have a significant impact on the Corporation’s financial statements.

U. To review, approve and oversee any transaction between the Corporation and any related person (as defined in Item 404 of Regulation S-K promulgated by the SEC) and any other potential conflict of interest situations on an ongoing basis, in accordance with Corporation policies and procedures, and to develop policies and procedures for the Committee’s approval of related party transactions.

V. To implement and oversee the Corporation’s cybersecurity and information security policies, including the periodic review of the policies and managing potential cybersecurity incidents.

IV. Outside Advisors.

The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of any outside counsel and other advisors.

The Committee shall receive appropriate funding from the Corporation, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to the Corporation’s independent auditors, any other accounting firm engaged to perform services for the Corporation, any outside counsel and any other advisors to the Committee.

V. Meeting, Structure and Operations.

A majority of the members of the entire Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at the meeting at which a quorum is present. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Board shall designate a member of the Committee as the chairperson. The Committee shall meet at least four (4) times a year at such times and places as it deems necessary to fulfill its responsibilities. The Committee shall report to the Board on its discussions and actions, including any significant issues or concerns that arise at its meetings, and shall make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by means of telephone or video conference or other methods of simultaneous communication by electronic, audio, audio-visual or other similar means or other technology by which all Committee members participating in the meeting are able to hear and be heard by or to communicate with all the other Committee members participating), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board as provided for in the Corporation’s bylaws, as amended and/or restated from time to time.

The Committee shall meet separately, and periodically, with management and representatives of the Corporation’s independent auditors, and shall invite such individuals to its meetings as it deems appropriate, to assist in carrying out its duties and responsibilities. However, the Committee shall meet regularly without such individuals present.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

VI. Delegation of Authority.

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

VII. Performance Evaluation.

The Committee shall conduct or otherwise participate in/respond to an annual evaluation of the performance of its duties under this Charter and shall present, or otherwise participate in, the results of the evaluation to the Board. The Committee shall conduct this evaluation in such manner as it deems appropriate.

VIII. Clawback Requirements.

To the extent that the Corporation continues to be listed on an exchange on which securities are traded and subject to Rule 10D-1 of the Exchange Act, the Committee shall assist and advise the Board and the Compensation Committee thereof in enforcing the Corporation’s executive compensation clawback policy and related laws, rules and regulations.

IX. Disclosure of Charter.

This Charter and any amendments or restatements of this Charter will be made available on the Corporation’s website.

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